SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]      Definitive Proxy Statement

[X]       Definitive Additional Materials

[   ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[   ]      Fee paid previously with preliminary materials.

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May 16, 2008

REMINDER: Members are encouraged to vote their OGE shares

Clarification on Voting Recommendation on Proposal #5

A Special Notice was posted April 22 to announce that the Annual Meeting of Shareowners of OGE Energy Corp. will be held at 10 a.m. Thursday, May 22, at the National Cowboy and Western Heritage Museum in Oklahoma City for the following purposes:

(1)	To elect three members of the Board of Directors
(2)	To ratify the appointment of Ernst & Young LLP as our principal independent accountants
(3)	To approve the OGE Energy Corp. 2008 Stock Incentive Plan
(4)	To approve the OGE Energy Corp. 2008 Annual Incentive Compensation Plan
(5)	To consider a shareowner proposal to eliminate the classification of the terms of the directors

Some company members have reported confusion about the voting recommendations. The OGE Energy Board of Directors unanimously recommends a vote FOR PROPOSALS No. 1, 2, 3, and 4.  However, the recommendation on Proposal No. 5 is different.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL No. 5. The Board of Directors does not believe that this proposal is in the best interest of OGE Energy shareowners. A shareowner who wishes to vote as the Board recommends on all items would vote AGAINST Proposal No. 5.

Most company members are shareowners through benefit plans like the Retirement Savings Plan (401k) administered by Fidelity Investments and, as shareowners, are entitled to vote. The company emphasizes the importance of everyone voting their shares, especially this year, because of the numerous items to be considered. Active members who own OGE shares through the Retirement Savings Plan should have received a Proxy card with instructions for voting by one of three methods:

>	Internet:	www.proxyvoting.com/oge
>	Telephone:	1-866-540-5760
>	Mail:	Return the Proxy Card in the postage paid envelope

When voting via Internet or telephone, shareowners will need their proxy card available. The control number printed on the lower right hand side of the Proxy card must be entered to vote a proxy electronically, by following the prompts. Shareowners who have not voted are urged to do so as soon as possible.

If you have  already voted with the intent to vote in alignment with the Board recommendation, but are concerned that you may have inadvertently voted FOR Proposal No. 5, you can rescind your vote and vote again at any time before the polls close at the meeting. You can revoke your proxy by signing and sending another proxy with a later date, by voting by Internet, by telephone or by voting at the meeting. Alternatively, you may provide a written statement to the Company (attention Carla D. Brockman, Vice President - Administration and Corporate Secretary) of your intention to revoke your proxy.

Members requiring more information should notify Don Kilby via e-mail at kilbydl@oge.com. Results of the shareowner proxy voting will be announced during the Annual Meeting on May 22.